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                                                                    EXHIBIT 99.3


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION




              We hereby consent to (i) the inclusion of our opinion letter, dated June 25, 1999, to the Board of Directors of Marshall Industries (the "Company") as Appendix B to the Joint Proxy Statement/Prospectus of the Marshall Industries and Avnet, Inc. which forms a part of this Registration Statement on Form S-4, relating to the proposed merger of the Company with and into Avnet, Inc., and (ii) all references in such Joint Proxy Statement/Prospectus to such opinion under the captions "Summary" and "The Merger-Opinion of Marshall's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of, and we do not thereby admit that we are "experts" with respect to any part of such Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                           DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION


                                           By: /s/ Jeffrey Raich
                                              --------------------------------
                                              Jeffrey Raich
                                              Senior Vice President


Los Angeles, California
September 7, 1999